                                                                  EXHIBIT 10(pp)

                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS AGREEMENT is made as of the 1st day of June, 1999, by and between ICF Kaiser International, Inc., a Delaware corporation (the "Corporation"), and James J. Maiwurm, a resident of the Commonwealth of Virginia (the "Executive").

     WHEREAS, the Executive commenced employment on April 19, 1999 as President and Chief Executive Officer of ICF Kaiser International, Inc.; and

     WHEREAS, the Executive and the Corporation wish to formalize the terms of the employment relationship;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements made herein, and intending to be legally bound hereby, the Corporation and the Executive agree as follows:

     1.   Employment; Duties.
          -------------------

          (a)  Employment and Employment Period.  The Corporation shall employ
               --------------------------------
the Executive to serve as President and Chief Executive Officer of ICF Kaiser International, Inc., as set forth below, for a continuous period of 2 years commencing June 1, 1999 (the "Employment Period"). The Employment Period may be extended by mutual agreement of the parties.

          (b)  Offices, Duties and Responsibilities. Executive has been elected
               ------------------------------------
President and Chief Executive Officer of ICF Kaiser International, Inc. The Executive shall report to the Board of Directors of the Corporation (the "Board"). The Executive will have full authority over all operations of the Corporation. The Executive's offices shall be located at the Corporation's headquarters building in Fairfax, Virginia.

          (c)  Devotion to Interests of the Corporation.  Except as expressly
               ----------------------------------------
authorized by the Board, or the Compensation and Human Resources Committee of the Board (the "Compensation Committee"), until the effective date of notice of termination of the Executive's employment by either the Executive or the Corporation, the Executive will not, without the prior written consent of the Company, directly or indirectly engage in any other business activities or pursuits, except activities in connection with (i) any professional, charitable or civic activities (other than as an officer or board member), (ii) personal investments, and (iii) serving as an executor, trustee or in another similar fiduciary capacity for a non-commercial entity; provided, however, that any such activities do not materially interfere with the performance of his responsibilities and obligations pursuant to this Agreement. The Executive shall use his best efforts to promote the interests and welfare of the Corporation.

     2.   Compensation and Fringe Benefits.
          --------------------------------

          (a)  Base Compensation. The Corporation shall pay the Executive a base
               -----------------
salary at the rate of $375,000 per year through June 1, 2000, in installments in accordance with the Corporation's regular practice for compensating executive personnel. The amount of the Executive's base compensation shall be subject to adjustment as recommended by the Compensation Committee.

          (b)  Annual Incentive Bonus. The Executive is entitled to an annual
               ----------------------
incentive bonus in an amount not to exceed $387,500 (representing a bonus opportunity equal to 50% of the Executive's initial annual base salary that is contingent on satisfaction of operational objectives and a special bonus opportunity of $200,000 that is contingent on satisfaction of recapitalization objectives) payable at the time and contingent upon the extent to which the Corporation achieves specified objectives set forth at Attachment A. In subsequent years, Executive shall be entitled to a bonus opportunity as set by the Compensation Committee in its discretion.

          (c)  Retention Bonus.  The Executive shall be entitled to a retention
               ---------------
bonus in the amount of $90,000, payable promptly following execution of this Agreement. The Executive will be entitled to a second retention bonus in the amount of $90,000, payable on May 1, 2000, provided that the Executive is employed with the Corporation on May 1, 2000.

          (d)  Fringe Benefits.  The Executive shall also be entitled to such
               ---------------
fringe benefits as are generally made available by the Corporation to executive personnel. Such benefits shall include participation in the Corporation's defined contribution retirement plan, 401(k) Plan, and health, term life and disability insurance programs. The Executive also will be reimbursed for reasonable expenses incurred in connection with travel and entertainment related to the Corporation's business and affairs and will be paid by the Corporation in a manner consistent with past practice and as amended by any subsequent changes of corporate policy.

     3.   Trade Secrets.  The Executive shall not use or disclose any of the
          -------------
Corporation's trade secrets or other confidential information. The term "trade secrets or other confidential information" includes, by way of example, matters of a technical nature, such as scientific, trade and engineering secrets, "know-how", formulae, secret processes or machines, inventions, computer programs (including documentation of such programs) and research projects, and matters of a business nature, such as proprietary information about costs, profits, markets, sales, lists of customers, plans for future development, and other information of a similar nature that is designated as confidential or generally maintained as confidential or proprietary by the Corporation. After termination of Executive's employment, the Executive shall not use or disclose trade secrets or other confidential information unless such information becomes a part of the public domain other than through a breach of the Corporation's policies or is disclosed to the Executive by a third party who is entitled to receive and disclose such information.

     4.   Return of Documents and Property.  Upon the effective date of
          --------------------------------
notice of the Executive's or the Corporation's election to terminate Executive's employment, or at any time upon the request of the Corporation, the Executive (or his heirs or personal representatives) shall deliver to the Corporation (a) all documents and materials containing trade secrets or other confidential information relating to the Corporation's business and affairs, and (b) all documents, materials and other property belonging to the Corporation, which in either case are in the possession or under the control of the Executive (or his heirs or personal representatives).

     5.   Discoveries and Works. All discoveries and works made or conceived by
          ---------------------
the Executive during his employment by the Corporation, jointly or with others, that relate to the Corporation's activities shall be owned by the Corporation. The term "discoveries and works" includes, by way of example, inventions, computer programs (including documentation of such programs), technical improvements, processes, drawings and works of authorship. The Executive shall
(a) promptly notify, make full disclosure to, and execute and deliver any documents requested by, the Corporation to evidence or better assure title to such discoveries and works in the Corporation, (b) assist the Corporation in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of any and all such discoveries and works, and (c) promptly execute, whether during his employment by the Corporation or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Corporation and to protect its title thereto. Any discoveries and works which, within six months after the termination of the Executive's employment by the Corporation, are made, disclosed, reduced to a tangible or written form or description, or are reduced to practice by the Executive and which pertain to the business carried on or products or services being sold or developed by the Corporation at the time of such termination shall, as between the Executive and the Corporation, be presumed to have been made during the Executive's employment by the Corporation. Set forth on Schedule 5 attached hereto is a list of inventions, patented or unpatented, including a brief description thereof, which are owned by the Executive, which the Executive conceived or made prior to his employment by the Corporation and which are excluded from this Agreement.

     6.   Termination.
          -----------

          (a) Upon 30 days' prior written notice the Corporation may terminate the Executive's employment, with or without "cause," as defined in Section 6(f) below. Upon 30 days' prior written notice the Executive may terminate his employment, with or without "good reason," as defined in Section 6(e) below. Upon any termination of the Executive's employment for any reason, the Corporation shall:

               (i) pay to the Executive any unpaid salary through the date of termination;

               (ii) pay to the Executive any unpaid bonus payments earned through the date of termination under the terms of applicable bonus arrangements; and

               (iii) provide to or for the benefit of the Executive the benefits, if any, otherwise expressly provided under this
                      Section 6, Section 7 or Section 8, as applicable.

Any payments under this Section 6, Section 7 or Section 8 that are to be made in connection with the termination of Executive's employment will be paid in cash (with deduction of such amount as may be required to be withheld under applicable law and regulations) within ten business days of Executive's termination of employment. All other compensation and employment benefit arrangements provided for in this Agreement shall cease upon such termination of employment except to the extent required by law or otherwise expressly provided by such arrangement. The Executive hereby agrees that he shall not under any circumstances be entitled to benefits under the Corporation's Senior Executive Officer's Severance Plan as in effect on the date hereof notwithstanding anything to the contrary herein or under the terms of such plan, and hereby releases any claims for benefits under such plan.

          (b) In the event the Corporation terminates the Executive's employment without "cause" or the Executive terminates his employment for "good reason," then, in addition to the benefits provided for under Sections 6(a)(i) and 6(a)(ii) and subject to the provisions of Section 8, the Corporation shall pay to the Executive a severance payment equal to two times the Executive's annual base salary. In addition, all unvested stock options and any other equity-based compensation arrangements will vest in full on the effective date of such termination and all vested stock options shall be exercisable for the shorter of one (1) year from the date of such termination and until they expire in accordance with their original maximum term.

          (c) In the event the Corporation terminates the Executive's employment for "cause," then, in addition to the benefits provided for under Sections 6(a)(i) and 6(a)(ii), all unvested stock options and any other equity-based compensation arrangements shall be terminated and all vested stock options shall be exercisable for the shorter of thirty (30) days from the date of such termination and until they expire in accordance with their original maximum term.

          (d) In the event the Executive terminates his employment without "good reason," then, in addition to the benefits provided for under Sections 6(a)(i) and 6(a)(ii), all unvested stock options and any other equity-based compensation arrangements shall be terminated and all vested stock options shall be exercisable for the shorter of one (1) year from the date of such termination and until they expire in accordance with their original maximum term.

          (e) For purposes of this Agreement, the Executive shall be considered to have "good reason" to terminate his employment if without his express written consent (i) the responsibilities of the Executive are substantially reduced or altered (except in connection with the termination of his employment voluntarily by the Executive, by the Corporation for "cause," or under the circumstances described in Section 8 hereof), (ii) Executive's annual base salary is reduced, or (iii) the Executive's offices are relocated anywhere other than within a fifty (50) mile radius of his office in Fairfax, Virginia.

          (f) For purposes of this Agreement, the Corporation shall have "cause" to terminate the Executive's employment hereunder upon (i) the continued, willful and deliberate failure of the Executive to perform his duties, in a manner substantially consistent with the manner prescribed by the Board (other than any such failure resulting from his incapacity due to physical or mental illness), (ii) the engaging by the Executive in misconduct materially and demonstrably injurious to the Corporation, (iii) the conviction of the Executive of commission of a felony, whether or not such felony was committed in connection with the Corporation's business, or (iv) the circumstances described in Section 8 hereof, in which case the provisions of Section 8 shall govern the rights and obligations of the parties.

     7.   Change in Control.
          -----------------

          (a) All unvested stock options or any other equity-based compensation arrangements theretofore granted to Executive shall vest in full on the date of a "Change in Control" (as defined in Section 7(d) below).

          (b) In the event that the Corporation terminates the Executive's employment with the Corporation without "cause" within twelve months after a "Change in Control" (as defined in Section 7(d) below), or if the Executive terminates his employment with the Corporation for "good reason" within twelve months after a "Change in Control" (as defined in Section 7(d) below), then, in addition to the benefits provided for under Sections 6(a)(i) and 6(a)(ii), the Corporation shall pay to the Executive a severance payment equal to two times the Executive's annual base salary. In addition, all vested stock options shall be exercisable for the shorter of one (1) year from the date of such termination and until they expire in accordance with their original maximum term.

          (c) If the Executive terminates his employment with the Corporation without "good reason" within twelve months after a Change in Control, then, in addition to the benefits provided for under Sections 6(a)(i) and 6(a)(ii), the Corporation shall pay to the Executive a severance payment equal to one times the Executive's annual base salary. In addition, all vested stock options shall be exercisable for the shorter of one (1) year from the date of such termination and until they expire in accordance with their original maximum term.

          (d) For purposes of this Agreement, "Change in Control" shall mean an occurrence of any of the following events:

               (i) an acquisition (other than directly from the Corporation) of any voting securities of the Corporation (the "Voting Securities") by any "person or group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) other than an employee benefit plan of the Corporation, immediately after which such person or group has "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of more than thirty-five percent (35%) of the combined voting power of the Corporation's then outstanding Voting Securities;

               (ii) approval by the stockholders of (1) a merger, consolidation or reorganization involving the Corporation, unless the company resulting from such merger, consolidation or reorganization (the "Surviving Corporation") shall adopt or assume this Agreement and either (A) the stockholders of the Corporation immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the Surviving Corporation in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, or (B) at least a majority of the members of the Board of Directors of the Surviving Corporation were directors of the Corporation immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization, (2) a complete liquidation or dissolution of the Corporation, or (3) a sale or transfer of all or substantially all of the assets of the Corporation or of assets that during the current or either of the prior two fiscal years accounted for more than 50% of the Company's revenues or income (in each case, other than to a wholly-owned Subsidiary), provided, however, that
                                                         --------  -------
                     the disposition of assets in connection with the sale of the Environment and Facilities Management (EFM) Group or the Consulting Group shall not be included in determining whether there has been a Change in Control;

               (iii) if for any reason a majority of the Board is not comprised of "Continuing Directors," where a "Continuing Director" of the Corporation as of any date means a member of the Board who (1) was a member of the Board on April 19, 1999 or (2) was nominated for election or elected to the Board with the affirmative vote of at least two-thirds of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that no
                                             --------  -------
                     individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a Continuing Director; or

               (iv) such other events as the Board or a duly authorized committee of the Board from time to time may specify.

          (e) In the event that, as a result of payments to or for the benefit of Executive under this Agreement or otherwise in connection with a Change in Control, any state, local or federal taxing authority imposes any taxes on the Executive that would not be imposed but for the occurrence of a Change in Control, including any excise tax under Section 4999 of the Internal Revenue Code and any successor or comparable provision, then, in addition to the benefits provided for under Sections 6(a)(i) and 6(a)(ii) and under Sections 7(a), 7(b) and 7(c) the Corporation (including any successor to the Corporation) shall pay to the Executive at the time any such tax becomes payable an amount equal to the amount of any such tax imposed on the Executive (the amount of any such payment, the "Parachute Tax Reimbursement"). In addition, the Corporation (including any successor to the Corporation) shall "gross up" such Parachute Tax Reimbursement by paying to the Executive at the time any such tax becomes payable an additional amount equal to the aggregate amount of any additional taxes (whether income taxes, excise taxes, special taxes, employment taxes or otherwise) that are payable by the Executive as a result of the Parachute Tax Reimbursement being payable to the Executive and/or as a result of the additional amounts payable to the Executive pursuant to this sentence, such that after payment of such additional taxes the Executive shall have been paid on an after-tax basis an amount equal to the Parachute Tax Reimbursement.

     8.   Disability; Death.
          -----------------

          (a) If, prior to the expiration or termination of the Employment Period, the Executive shall be unable to perform his duties by reason of disability or impairment of health for at least six consecutive calendar months, the Corporation shall have the right to terminate the Executive's employment on account of disability by giving written notice to the Executive to that effect, but only if at the time such notice is given such disability or impairment is still continuing. In the event of a dispute as to whether the Executive is disabled within the meaning of this Section 8(a), either party may from time to time request a medical examination of the Executive by a doctor appointed by the Chief of Staff of a hospital selected by mutual agreement of the parties, or as the parties may otherwise agree, and the written medical opinion of such doctor shall be conclusive and binding upon the parties as to whether the Executive has become disabled and the date when such disability arose. The cost of any such medical examinations shall be borne by the Corporation. If the Corporation terminates the Executive's employment on account of disability, then, in addition to the benefits provided for under Sections 6(a)(i) and 6(a)(ii), all unvested stock options and any other equity-based compensation arrangements shall be terminated and all vested stock options shall be exercisable for the shorter of one (1) year from the date of such termination and until they expire in accordance with their original maximum term.

          (b) If, prior to the expiration or termination of the Employment Period, the Executive shall die, then, in addition to the benefits provided for under Sections 6(a)(i) and 6(a)(ii), the Employment Period shall terminate without further notice. In such an event, all unvested stock options and any other equity-based compensation arrangements shall be terminated and all vested stock options shall be exercisable for the shorter of one (1) year from the date of Executive's death and until they expire in accordance with their original maximum term.

          (c) Nothing contained in this Section 8 shall impair or otherwise affect any rights and interests of the Executive under any insurance arrangements, death benefit plan or other compensation plan or arrangement of the Corporation which may be adopted by the Board.

     9.   Non-Competition/Non-Solicitation.
          --------------------------------

          (a)  Non-Competition.  The Executive agrees that for a period
               ----------------
commencing on the Effective Date and ending (i) on the date of termination of the Executive's employment (x) by the Corporation for reasons that do not constitute "cause" as defined in Section 6, above, or (y) by the Executive for "good reason" as defined in Section 6(b), above, or (ii) one year following termination of the Executive's employment (x) by the Corporation for "cause" or
(y) by the Executive for reasons that do not constitute "good reason", provided
                                                                       --------
that the Corporation is not in material breach of this Agreement (the "Non-Competition Period"), the Executive will not, except as otherwise provided herein, engage or participate, directly or indirectly, as principal, agent, employee, employer, consultant, stockholder, partner or in any other comparable capacity, in the conduct or management of, or own any stock or any other equity investment in or debt of, any business which is competitive with any business conducted by the Corporation.

     For the purpose of this Agreement, a business shall be considered to be competitive with the business of the Corporation only if such business is engaged in providing services similar to (i) any service currently provided by the Corporation or provided by the Corporation during the Employment Period, other than services provided solely by the Corporation's Consulting Group; (ii) any service which in the ordinary course of business during the Non-Competition Period evolves from or results from enhancements to the services provided by the Corporation as of the Effective Date or during the Non-Competition; or (iii) any future service of the Corporation as to which the Executive materially and substantially participated in the design or enhancement.

          (b)  Non-Solicitation of Employees. During the Non-Competition Period,
               ------------------------------
the Executive will not (for the Executive's own benefit or for the benefit of any person or entity other than the Corporation) solicit, or assist any person or entity other than the Corporation to solicit, any officer, director, executive or employee of the Corporation or its affiliates to leave his or her employment.

          (c)  Reasonableness.  The Executive acknowledges that (i) the markets
               ---------------
served by the Corporation are national and international and are not dependent on the geographic location of executive personnel or the businesses by which they are employed, (ii) the length of the Non-Competition Period is related to the length of the Employment Period and the Corporation's agreement to provide severance benefits as set forth in Sections 6 or 7, above, that, under certain circumstances, will provide additional compensation to Executive upon the termination of the Executive's employment; and (iii) the above covenants are reasonable on their face, and the parties expressly agree that such restrictions have been designed to be reasonable and no greater than is required for the protection of the Corporation.

          (d)  Investments.  Nothing in this Agreement shall be deemed to
               ------------
prohibit the Executive from owning equity or debt investments in any corporation, partnership or other entity which is competitive with the Corporation, provided that such investments
                                                  --------
(i) are passive investments and constitute five percent (5%) or less of the outstanding equity securities of such an entity the equity securities of which are traded on a national securities exchange or other public market, or (ii) are approved by the Corporation.

     10.  Waiver.  The waiver of the breach of any term or provision of this
          ------
Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement. Failure by the Executive or the Corporation to insist upon strict compliance with any provision of this Agreement or to assert any right the Executive or the Corporation may have hereunder, including, without limitation, the right of the Executive to terminate employment for "good reason," shall not be deemed to be a waiver of such provision or right or of any other provision or rights under this Agreement.

     11.  Enforcement.  The Executive agrees that the Corporation's remedies at
          ------------
law for any breach or threat of breach by him of Sections 3, 4, 5, or 9 hereof will be inadequate, and that the Corporation shall be entitled to an injunction or injunctions to prevent breaches of Sections 3, 4, 5, or 9 hereof and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which the Corporation may be entitled at law or equity. If the Corporation sues to enforce Sections 3, 4, 5, or 9 hereof and fails to prevail in such proceeding, the court shall award to the Executive his reasonable fees for his attorneys, the reasonable expenses of his witnesses, and any other reasonable expenses incurred in connection with the proceeding to the extent that the court determines that the Executive has prevailed in such proceeding.

     12.  Arbitration.  Any dispute or claim other than those referred to in
          -----------
Section 11, arising out of or relating to this Agreement or otherwise relating to the employment relationship between the Executive and the Corporation, shall be submitted to Arbitration, in Fairfax County, Virginia, before a single arbitrator, in accordance with the rules of the American Arbitration Association as the exclusive remedy for such claim or dispute. The Executive and the Corporation agree that such arbitration will be confidential and no details, descriptions, settlements or other facts concerning such arbitration shall be disclosed or released to any third party without the specific written consent of the other party, unless required by law or court order or in connection with enforcement of any decision in such arbitration. Any damages awarded in such arbitration shall be limited to the contract measure of damages, and shall not include punitive damages. In any proceeding, whether commenced by the Executive or by the Corporation, the arbitrator shall award to the Executive his reasonable fees for his attorneys, the reasonable expenses of his witnesses, and any other reasonable expenses incurred in connection with the arbitration to the extent that the arbitrator determines that the Executive has prevailed in such proceeding.

     13.  Full Settlement.  The Corporation's obligation to make any payments
          ---------------
provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment.

     14.  Severability.  Should any provision of this Agreement be determined to
          -------------
be unenforceable or prohibited by any applicable law, such provision shall be ineffective to the extent, and only to the extent, of such unenforceability or prohibition without invalidating the balance of such provision or any other provision of this Agreement, and any such unenforceability or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     15.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

     16.  Assignment.  The Executive's rights and obligations under this
          -----------
Agreement shall not be assignable by the Executive. The Corporation's rights and obligations under this Agreement shall not be assignable by the Corporation except as incident to the transfer, by merger or otherwise, of all or substantially all of the business of the Corporation in a transaction in which the successor entity remains obligated under, or by operation of law or otherwise assumes, the Corporation's obligations under this Agreement. In the event of any such assignment by the Corporation, all rights of the Corporation hereunder shall inure to the benefit of the assignee.

     17.  Notices.  Any notice required or permitted under this Agreement shall
          --------
be deemed to have been effectively made or given if in writing and personally delivered or sent by registered or certified U.S. mail, UPS or FedEx, properly addressed in a sealed envelope, with delivery charges prepaid. Unless otherwise changed by notice, notice shall be properly addressed to Executive if addressed to:

               James J. Maiwurm
               9419 Brian Jac Lane
               Great Falls, VA  22066

and properly addressed to the Corporation if addressed to:

               ICF Kaiser International, Inc.
               9300 Lee Highway
               Fairfax, Virginia  22031-1207
               Attn:  General Counsel

     18.  Miscellaneous.  This Agreement constitutes the entire agreement, and
          --------------
terminates and supersedes all prior agreements, of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein, except that nothing contained in this Agreement shall invalidate or supersede the terms of any previously or subsequently granted stock options or other equity-based compensation arrangements (including without limitation the provisions thereof relating to post-termination exercisability) to the extent that such stock options or arrangements provide more favorable terms to the Executive. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Virginia. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

               ______________________________________________
               James J. Maiwurm, Executive


               ICF KAISER INTERNATIONAL, INC.

               By____________________________________________
                  Hazel R. O'Leary
                  Chair, Compensation and Human Resources Committee,
                   Board of Directors

                                  SCHEDULE 5
                                  ----------


                       Inventions Owned by the Executive


                                     NONE

                                 ATTACHMENT A
                                 ------------

Title:    Chief Executive Officer

Overview:

 . This Attachment A describes the annual incentive bonus plan in which the named executive will participate from 6/1/99 through 5/31/00.

 . The executive's performance will be assessed against the following objectives as described in this Attachment A:

  -      Cost Savings
  -      EBITDA Improvement
  -      Completion of Recapitalization

COST SAVINGS
------------

Goal: $19 million in total Company cost savings achieved between 3/31/99 and 11/30/99

Measurement:

Reduction in the annualized run rate of the Company's costs, exclusive of the costs associated with the discontinued operations of the EFM and Consulting Groups, as set forth in the financial statements of the Company as filed with the Securities and Exchange Commission and prepared in accordance with GAAP on a consistent basis, as compared to the annualized run rate of such costs for the quarter ended March 31, 1999.

Cost savings will be measured on three Measurement Dates as indicated below, and will be based on costs for the month ending on each of the three Measurement Dates. For purposes of measuring cost reductions, costs will be categorized as either direct (those incurred directly and solely for the benefit of a project) or indirect (those incurred for the general operations of the Company).

Direct Costs:

To reflect the fact that direct costs may increase as the business begins to prosper, direct cost reductions will be measured as follows:

Changes in direct subcontract and materials will be excluded from measurement. Changes in direct labor and fringe benefits will be measured based on the change in the relationship of such costs to service revenue.

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

Example of Direct Cost Savings Calculation:
                                                              Annualized Rate
                                      Thru March 31, 1999   at Measurement Date
                                      --------------------  --------------------
     Service revenue                              $27,877              $111,000

     Direct labor and fringe                       17,837                66,600

     Direct labor and fringe costs
       as a % of service revenue                       64%                   60%

     Improvement in gross margins                                  4%

     Actual annual labor and fringe                         $ 66,600
                                                            --------
     Savings credit                                         $  2,664
                                                            ========


Indirect Costs:

The measurement of indirect cost savings will be calculated from costs for the month ending on the Measurement Date, excluding any costs incurred prior to the Measurement Dates set forth below that were incurred to effect future cost reductions, such as severance, lease buyouts, litigation defense costs and settlements, employee retention incentives, and any other nonrecurring costs incurred outside the ordinary course of business for a non-troubled company (collectively, "Restructuring Costs").

Total annualized indirect costs as of the March 31, 1999 financial statements was $68,468 (none of which were Restructuring Costs).



     Example of Indirect Cost Savings Calculation:
     Indirect cost benchmark - March 31, 1999                    $68,468
     Total indirect costs incurred during
       measurement period                             $ 5,000
       Less:  Restructuring Costs                        (500)
                                                      -------
     Adjusted indirect costs incurred during
        measurement period                            $ 4,500
                                                      -------

     Annualized                                                  $54,000
                                                                 -------
     Savings from indirect costs                                 $14,468
                                                                 =======


Thus, under the foregoing two examples, "Cost Savings" (in thousands) for the month would equal $17,102, which is the sum of $2,664 (annualized direct cost savings) and $14,468 (annualized indirect cost savings).

Following each Measurement Date the executive shall submit to the Compensation and Human Resources Committee (the "Compensation Committee") a report showing the computation of

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

Operating Cost savings in accordance with this Attachment A and the amount of bonus, if any, due with respect to the period ending on the Measurement Date.

Target Cost Savings Bonus:  $93,750

Performance Measurement and Payout:

 .   Performance is measured on the three Measurement Dates shown below:

 .   At each Measurement Date, the actual bonus earned will be calculated by multiplying (i) the target bonus amount, by (ii) the percentage (but not more than 100%) that actual cost savings achieved for the month ending on the Measurement Date bears to total target cost savings (i.e., $19 million), by (iii) the appropriate timing incentive for the Measurement Date as specified in the table below. This amount will be reduced by the amount of any cost savings bonus earned at an earlier Measurement Date.

               Measurement Date          Timing Incentive
               ----------------          ----------------

                    7/31/99                       100%
                    9/30/99                        95%
                    11/30/99                       85%

 .   Incentive earned will be paid within 10 days after review of the computation of cost savings as of each Measurement Date by the Compensation Committee.

EBITDA IMPROVEMENT
------------------

Goal:  Annual run rate of $6 million of EBITDA (excluding Kaiser-Hill)

Target Incentive:  $93,750

Performance Measurement and Payout:

 .   Performance will be measured by comparing the Company's actual EBITDA annual run rate for the five months ending May 31, 2000 (excluding Kaiser-Hill), as reported in the Company's financial statements, to the EBITDA target of $6 million (excluding Kaiser-Hill).

 .   A minimum of 50% of the goal must be achieved to qualify for payment. If less than 50% of the goal is achieved, no EBITDA improvement incentive will be paid.

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

 . The target incentive will be multiplied by the actual percentage (but not more than 100%) of EBITDA achieved as follows:

        Percentage Earned = Actual EBITDA
                            -------------
                             $6 million

 .  Up to 100% of target incentive can be earned.

 .  Following May 31, 2000, the executive shall submit to the Compensation
   Committee a report showing the computation of the amount of bonus, if any, due hereunder. Incentive earned will be paid within 10 days after review of the computation by the Compensation Committee.

RECAPITALIZATION
----------------

Goal: Four performance objective targets to be accomplished by 12/31/99 based upon planning, management, negotiating, obtaining acceptance of and implementing a recapitalization plan approved by the Board of Directors:


          Noteholder Acceptance of Plan
          Shareholder Acceptance of Plan
          Close New Credit Facility
          Close Recapitalization Plan

Target Incentive:

          Noteholder Acceptance of Plan                    $60,000
          Shareholder Acceptance of Plan                   $40,000
          Close New Credit Facility                        $40,000
          Close Recapitalization Plan                      $60,000


Performance Measurement and Payout:

 .  Once a performance objective target is met, payout will occur within 30 days.

     A performance objective target must be met by 12/31/99 to qualify for payment.

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